Contact: Michael Polzin	http://news.walgreens.com
847-315-2920	@WalgreensNews
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Walgreen Co. Reports Fiscal 2013 Third Quarter Results

●
Adjusted third quarter earnings per diluted share increase 18.1 percent to record 85 cents, compared with adjusted earnings per diluted share of 72 cents in year-ago quarter; GAAP earnings per diluted share increase 4.8 percent to 65 cents compared with 62 cents in last year’s third quarter

●
Adjusted third quarter earnings increase 29.3 percent to record $812 million, compared with adjusted earnings of $628 million in year-ago quarter; GAAP earnings increase 16.2 percent to $624 million compared with $537 million in last year’s third quarter

●	Company records cash flow from operations in third quarter of $1.4 billion
●	Joint synergy program with Alliance Boots on track to deliver combined first-year synergies of $125-$150 million

DEERFIELD, Ill., June 25, 2013 – Walgreen Co. (NYSE, NASDAQ: WAG) today announced earnings and sales results for the third quarter and first nine months of fiscal year 2013 ended May 31.

Net earnings determined in accordance with generally accepted accounting principles (GAAP) for the fiscal 2013 third quarter were $624 million, a 16.2 percent increase from $537 million in the same quarter a year ago. Net earnings per diluted share for the quarter increased 4.8 percent to 65 cents, compared with 62 cents per diluted share in the year-ago quarter.

Adjusted fiscal 2013 third quarter net earnings were $812 million, a 29.3 percent increase from $628 million in the same quarter a year ago. Adjusted net earnings per diluted share for the quarter increased 18.1 percent to 85 cents, compared with 72 cents per diluted share in the year-ago quarter. This year’s adjusted third quarter results exclude the negative impacts of 8 cents per diluted share from the quarter’s LIFO provision, 5 cents per diluted share in acquisition related amortization, 5 cents per diluted share related to a legal settlement with the U.S. Drug Enforcement Administration (DEA), 5 cents per diluted share in Alliance Boots related tax and 2 cents per diluted share in other acquisition related costs. Also excluded is the positive impact of 5 cents per diluted share in fair value adjustments and amortization related to the company’s warrants to purchase AmerisourceBergen’s common stock.

“This quarter we continued to see a strengthening in our pharmacy performance as we maintained strong margins and increased our retail pharmacy market share from 18.4 percent to 19.2 percent year over year,” said Walgreens President and CEO Greg Wasson. “This, in combination with our focus on cost control, and the contribution from Alliance Boots and related synergies, resulted in adjusted earnings per diluted share growth of 18.1 percent in the quarter. We also produced another strong quarter of operating cash flow of $1.4 billion. That said, our front-end sales are still not up to our expectations, and while the economy remains challenging, increasing customer traffic and front-end sales are our near-term priorities with a focus on pricing and promotion and the leveraging of our Balance® Rewards program, which now has 75 million members.”

Net earnings for the first nine months of fiscal 2013 ended May 31 determined in accordance with GAAP were $1.79 billion, an increase of 1.1 percent compared with $1.77 billion in the first nine months of fiscal 2012. Net earnings per diluted share for the first nine months of fiscal 2013 decreased 7.4 percent to $1.88, compared with $2.03 per diluted share in the first nine months of fiscal 2012.

Adjusted net earnings for the first nine months of fiscal 2013 ended May 31 were $2.28 billion, an increase of 13.2 percent compared with adjusted net earnings of $2.01 billion in the first nine months of fiscal 2012. Adjusted net earnings per diluted share for the first nine months of fiscal 2013 increased 3.5 percent to $2.39, compared with $2.31 per diluted share in the first nine months of fiscal 2012. This year’s adjusted nine-month results exclude the negative impacts of 19 cents per diluted share in acquisition related amortization, 16 cents per diluted share from the LIFO provision, 9 cents per diluted share in Alliance Boots related tax, 5 cents per diluted share in other acquisition related costs, 5 cents per diluted share related to a legal settlement with the DEA and 3 cents per diluted share in costs related to Hurricane Sandy. Also excluded is the positive impact of 5 cents per diluted share in fair value adjustments and amortization related to the company’s warrants to purchase AmerisourceBergen’s common stock and 1 cent per diluted share in additional proceeds from the 2011 sale of the company’s pharmacy benefit manager business.

Walgreens joint synergy program with its strategic partner, Alliance Boots, is on track to deliver combined first-year synergies of $125-$150 million, compared with the company’s previous target of $100-$150 million. Alliance Boots contributed 10 cents per diluted share to Walgreens third quarter adjusted results, including a negative impact of 2 cents per diluted share due to reconciliation of International Financial Reporting Standards (IFRS) with GAAP. Alliance Boots is anticipated to contribute 8 cents per diluted share to fourth quarter adjusted results, including a negative impact of 1 cent per diluted share from weakening in the British pound between February and May.

FINANCIAL HIGHLIGHTS

Sales
Third quarter sales increased 3.2 percent compared with the prior-year quarter to $18.3 billion, while sales for the first nine months decreased 0.5 percent to $54.3 billion. Front-end comparable store sales (those open at least a year) increased 0.4 percent in the third quarter, customer traffic in comparable stores decreased 3.9 percent and basket size increased 4.4 percent, while total sales in comparable stores increased 1.4 percent.

Prescription sales, which accounted for 63.1 percent of sales in the quarter, increased 3.4 percent, while prescription sales in comparable stores increased 2.0 percent. The company filled 209 million prescriptions in the quarter, an increase of 8.7 percent over last year’s third quarter. Prescriptions filled in comparable stores increased 7.1 percent in the quarter.

Gross Profit and SG&A

Total gross profit dollars increased $208 million, or 4.1 percent, compared with the year-ago third quarter, with gross profit margins increasing 30 basis points versus the year-ago quarter to 28.5 as a percentage of sales. The growth in margins was driven primarily by an increase in generic prescription drugs dispensed and positive contribution from the front end. The LIFO provision was $120 million in the third quarter, compared with $60 million in the year-ago quarter, primarily driven by prescription drug inflation.

Selling, general and administrative expense dollars increased $221 million, or 5.3 percent, compared with the year-ago quarter, including 0.2 percentage point of SG&A expenses for acquisition-related costs and 0.6 percentage point for a legal settlement with the DEA.

The company opened or acquired 39 new drugstores in the third quarter compared with 52 in the year-ago quarter.

Interest expense increased to $50 million in this year’s third quarter compared with $17 million in the year-ago quarter. The increase in interest expense was primarily attributable to the $4.0 billion note issuance associated with the Alliance Boots transaction and also includes a $7 million negative impact from a non-cash fair market value adjustment to the company’s outstanding interest rate swaps.

Walgreens also delivered operating and free cash flow of $1.4 billion and $1.1 billion, respectively, in the third quarter.

Other third quarter highlights

•
In March, Walgreens and Alliance Boots announced a strategic, long-term relationship with AmerisourceBergen that expands Walgreens existing relationship into a 10-year agreement with AmerisourceBergen for pharmaceutical distribution. Under the agreement, AmerisourceBergen also will collaborate with Walgreens and Alliance Boots on global supply chain opportunities, and Walgreens and Alliance Boots together will have rights to acquire a minority equity position in AmerisourceBergen.

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To help meet the need for greater access to affordable health services and bridge gaps in patient care, while also improving care coordination, Walgreens announced its Take Care Clinics now offer an expanded scope of health care services. The new services, now available at most of the more than 370 Take Care Clinics located at select Walgreens, include assessment, treatment and management for chronic conditions such as hypertension, diabetes, high cholesterol, asthma and others, as well as additional preventive health services.

•
Walgreens Balance® Rewards loyalty program has grown to 75 million enrollees. The company announced that members can participate in additional health-related activities and goal tracking to earn more points through walking, running and weight management goals that can be logged and tracked through Steps with Balance Rewards.

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Walgreens opened new flagship stores in Washington, D.C., Boston, San Francisco and the Empire State Building in New York City, showcasing a unique pharmacy format that provides comprehensive care such as health tests and immunizations, as well as health and daily living offerings like fresh food and an enhanced beauty department.

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Walgreens was among 65 U.S. employers that received the 2013 Best Employers for Healthy Lifestyles® award by the National Business Group on Health’s Institute on Innovation in Workforce Well-Being. Walgreens was honored for its ongoing commitment and dedication to promoting a healthy workplace and encouraging its workers and families to pursue and maintain healthy lifestyles.

At May 31, Walgreens operated 8,560 locations in all 50 states, the District of Columbia, Puerto Rico and Guam. The company has 8,097 drugstores nationwide, 207 more than a year ago. Walgreens also operates worksite health and wellness centers, infusion and respiratory services facilities, specialty pharmacies and mail service facilities. Its Take Care Health Systems subsidiary manages more than 700 in-store convenient care clinics and worksite health and wellness centers. Walgreens e-commerce business includes Walgreens.com, drugstore.com, Beauty.com, SkinStore.com and VisionDirect.com.

Walgreens will hold a one-hour conference call to discuss the third quarter results beginning at 8:30 a.m. Eastern time today, June 25. The conference call will be simulcast through Walgreens investor relations website at: http://investor.walgreens.com. A replay of the conference call will be archived on the website for 12 months after the call. A podcast also will be available on the investor relations website.

The replay also will be available from 11:30 a.m. Eastern time, June 25 through July 2 by calling 855-859-2056 within the U.S. and Canada, or 404-537-3406 outside the U.S. and Canada, using replay code 69672856.

Cautionary Note Regarding Forward-Looking Statements.  Statements in this release that are not historical, including, without limitation, estimates of future financial and operating performance, including the amounts and timing of future accretion and synergies, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "likely," "outlook," "forecast, "would," "could," "should," "can," "will," "project," "intend," "plan," "goal," “target,” "continue," "sustain," "synergy," "on track," "believe," "seek," "estimate," "anticipate," "may," "possible," "assume," variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those relating to our commercial agreement with AmerisourceBergen, the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and Alliance Boots and their possible effects, the Purchase and Option Agreement and other agreements relating to our strategic partnership with Alliance Boots, the arrangements and transactions contemplated thereby and their possible effects, the parties' ability to realize anticipated synergies and achieve anticipated financial results, the risks associated with transitions in supply arrangements, the risks associated with international business operations, the risks associated with governance and control matters, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised and the financial ramifications thereof, the risks associated with potential equity investments in AmerisourceBergen including whether the warrants to invest in AmerisourceBergen will be exercised and the financial ramifications thereof, changes in vendor, payer and customer relationships and terms, changes in network participation, levels of business with Express Scripts customers, the implementation, operation and growth of our customer loyalty program, changes in economic and market conditions, competition, risks associated with new business areas and activities, risks associated with acquisitions, joint ventures and strategic investments, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters, and changes in legislation or regulations. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the initial distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.

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WALGREEN CO. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(UNAUDITED)
(In Millions, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2013	2012	2013	2012

Net sales	$18,313	$17,752	$54,276	$54,560
Cost of sales (1)	13,091	12,738	38,348	39,053
Gross Profit	5,222	5,014	15,928	15,507
Selling, general and administrative expenses	4,362	4,141	13,257	12,629
Equity earnings in Alliance Boots (2)	131	-	220	-
Gain on sale of business	-	-	20	-
Operating Income	991	873	2,911	2,878

Interest expense, net	50	17	110	51
Other income	77	-	77	-
Earnings Before Income Tax Provision	1,018	856	2,878	2,827
Income tax provision	394	319	1,085	1,053
Net Earnings	624	537	1,793	1,774
Net earnings per common share:
Basic	$.66	$.63	$1.90	$2.04
Diluted	$.65	$.62	$1.88	$2.03

Dividends declared	$.2750	$.2250	$.8250	$.6750

Average shares outstanding	947.7	859.8	947.7	869.6
Dilutive effect of stock options	11.3	5.4	6.8	5.4
Average Diluted Shares	959.0	865.2	954.5	875.0

	Percent of Sales		Percent of Sales

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	71.5	71.8	70.6	71.6
Gross Margin	28.5	28.2	29.4	28.4
Selling, general and administrative expenses	23.8	23.3	24.3	23.1
Equity earnings in Alliance Boots	0.7	-	0.3	-
Gain on sale of business	-	-	-	-
Operating Income	5.4	4.9	5.4	5.3

Interest expense, net	0.3	0.1	0.2	0.1
Other income	0.5	-	0.1	-
Earnings Before Income Tax Provision	5.6	4.8	5.3	5.2
Income tax provision	2.2	1.8	2.0	1.9
Net Earnings	3.4%	3.0%	3.3%	3.3%

(1)	Fiscal 2013 third quarter includes a LIFO provision of $120 million versus $60 million in the previous year. Fiscal 2013 nine month period includes a LIFO provision of $247 million versus $177 million in the previous year.
(2)	Equity earnings in Alliance Boots exclude the results of Walgreens Boots Alliance Development GmbH, which is consolidated into the company’s results.

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WALGREEN CO. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED AND SUBJECT TO RECLASSIFICATION)
(In Millions)

	May 31,	May 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$2,994	$1,995
Accounts receivable, net	2,418	2,294
Inventories	6,881	7,004
Other current assets	278	277
Total Current Assets	12,571	11,570
Non-Current Assets:
Property and Equipment, at cost, less accumulated depreciation and amortization	12,075	11,790
Equity investment in Alliance Boots	6,205	-
Alliance Boots call option	837	-
Goodwill	2,400	2,168
Other non-current assets	1,753	1,671
Total Non-Current Assets	23,270	15,629
Total Assets	$35,841	$27,199
Liabilities and Shareholders' Equity
Current Liabilities:
Short-term borrowings	$1,865	$13
Trade accounts payable	4,530	4,433
Accrued expenses and other liabilities	3,221	2,851
Income taxes	74	204
Total Current Liabilities	9,690	7,501
Non-Current Liabilities:
Long-term debt	4,501	2,387
Deferred income taxes	577	368
Other non-current liabilities	2,093	1,903
Total Non-Current Liabilities	7,171	4,658
Shareholders' Equity	18,980	15,040
Total Liabilities and Shareholders' Equity	$35,841	$27,199

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WALGREEN CO. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED AND SUBJECT TO RECLASSIFICATION)
(In Millions)

	Nine Months Ended
	May 31,	May 31,
	2013	2012

Cash flows from operating activities:
Net earnings	$1,793	$1,774
Adjustments to reconcile net earnings to net cash provided by operating activities -
Depreciation and amortization	958	856
Change in fair value of warrants and related amortization	(77)	-
Deferred income taxes	33	92
Stock compensation expense	70	77
Equity earnings in Alliance Boots	(220)	-
Other	60	27
Changes in operating assets and liabilities -
Accounts receivable, net	(214)	230
Inventories	288	1,106
Other current assets	38	33
Trade accounts payable	78	(389)
Accrued expenses and other liabilities	203	(248)
Income taxes	98	13
Other non-current assets and liabilities	70	92
Net cash provided by operating activities	3,178	3,663

Cash flows from investing activities:
Additions to property and equipment	(874)	(1,102)
Business and intangible asset acquisitions, net of cash received	(588)	(421)
Purchases of short term investments held to maturity	(55)	-
Proceeds from short term investments held to maturity	5	-
Proceeds from sale of assets	27	40
Proceeds (payments) related to sale of business	20	(45)
Other	(40)	(22)
Net cash used for investing activities	(1,505)	(1,550)

Cash flows from financing activities:
Net proceeds from issuance of debt	4,000	-
Payments of long-term debt	(3,000)	-
Stock purchases	(567)	(1,191)
Proceeds related to employee stock plans	391	120
Cash dividends paid	(780)	(593)
Other	(20)	(10)
Net cash provided by (used for) financing activities	24	(1,674)

Changes in cash and cash equivalents:
Net increase in cash and cash equivalents	1,697	439
Cash and cash equivalents at beginning of period	1,297	1,556
Cash and cash equivalents at end of period	$2,994	$1,995

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WALGREEN CO. AND SUBSIDIARIES SUPPLEMENTAL INFORMATION (UNAUDITED)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)

The following information provides reconciliations of the supplemental non-GAAP financial measures, as defined under SEC rules, presented in this press release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The company has provided these non-GAAP financial measures in the press release, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP.  These supplemental non-GAAP financial measures are presented because management has evaluated the company’s financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the Company’s business from period to period and trends in the company’s historical operating results.  These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release.

	Three months ended		Nine months ended
	May 31,	May 31,	May 31,	May 31,
	2013	2012	2013	2012
Net earnings (GAAP)	$624	$537	$1,793	$1,774
Acquisition-related amortization	52	41	182	117
Alliance Boots related tax	44	-	86	-
LIFO provision	76	38	156	111
Hurricane Sandy costs	-	-	24	-
Acquisition-related costs	17	12	53	12
DEA settlement costs	47	-	47	-
Change in fair value of warrants and related amortization	(48)	-	(48)	-
Gain on sale of Walgreen Health Initiatives, Inc.	-	-	(13)	-
Adjusted net earnings	$812	$628	$2,280	$2,014

Net earnings per common share – diluted (GAAP)	$0.65	$0.62	$1.88	$2.03
Acquisition-related amortization	0.05	0.05	0.19	0.15
Alliance Boots related tax	0.05		0.09	-
LIFO provision	0.08	0.04	0.16	0.12
Hurricane Sandy costs	-	-	0.03	-
Acquisition-related costs	0.02	0.01	0.05	0.01
DEA settlement costs	0.05	-	0.05	-
Change in fair value of warrants and related amortization	(0.05)	-	(0.05)	-
Gain on sale of Walgreen Health Initiatives, Inc.	-	-	(0.01)	-
Adjusted net earnings per common share – diluted	$0.85	$0.72	$2.39	$2.31

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Three months ended
May 31,
2013
Net cash provided by operating activities (GAAP)	$1,379
Less: Additions to property and equipment	293
Free cash flow(1)	$1,086

(1)
Free cash flow is defined as net cash provided by operating activities in a period minus additions to property and equipment (capital expenditures) made in that period.  This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.

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